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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is made as of July 5, 2006, by and among MTI Technology Corporation, a Delaware corporation (the "Company"), and Collective Technologies, LLC, a Delaware limited liability company (the "Investor").

                                    RECITALS

     A. The Investor and the Company are parties to the Asset Purchase Agreement dated June 6, 2006 (the "Purchase Agreement").

     B. The obligations of the Company and the Investor under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Investor and the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Certain Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

     "Adverse Disclosure" means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors (after consultation with external legal counsel) (a) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (c) would be materially detrimental to the Company's ability to affect a material proposed merger, acquisition or sale, or otherwise materially detrimental to the Company.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock of the Company.

     "Holder" shall mean (i) any Investor holding Registrable Securities, and
(ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 5 hereof.

     "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "Registrable Securities" means the Shares and the shares of the Company's Common Stock issuable upon exercise of the Warrant, and any shares of Common Stock issued or issuable in respect thereto upon any stock split, stock dividend, recapitalization or similar event, or any

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Common Stock otherwise issuable, with respect thereto. "Registrable Securities"
shall not at any time include any securities (a) registered and sold pursuant to the Securities Act or (b) sold to the public pursuant to Rule 144 promulgated under the Securities Act.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company, other than (a) a registration statement on Form S-4 or Form S-8, or their successors, or any other form for a similar limited purpose, or (b) any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity.

     "Rule 144" shall mean Rule 144 promulgated under the Securities At, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Holder" shall mean on any date, any Holder that has registered Registrable Shares for sale pursuant to any Registration Statement on or prior to such date.

2. Registration.

     2.1 "Piggyback" Registration.

          (a) If, prior to the time at which all the Registrable Securities can be sold under Rule 144 in a 90-day period, the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement filed in accordance with the requirements of a written agreement entered into prior to the date hereof, except in any such case to the extent expressly permitted therein), it shall, prior to such filing, give written notice to Investor and each other Holder of its intention to do so; provided that no such notice need be given if no Registrable Securities are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 2.1(b). Upon the written request of Investor and any other Holder given within 10 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall use its best efforts to cause all Registrable Securities that the Company has been requested by Investor or such other Holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Investor and such Holders; provided that the Company


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shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.1 without obligation upon 10 days' advance written notice to Investor and such Holders. Each Holder shall provide the Company or any managing underwriter with all reasonably requested information in connection with any registration of Registrable Securities pursuant hereto. The Company shall have no obligation to register any Registrable Securities on more than three (3) Registration Statements.

          (b) If the registration for which the Company gives notice pursuant to
Section 2.1(a) is a registered public offering involving an underwriting, the Company shall so advise Investor and each other Holder as a part of the written notice given pursuant to Section 2.1(a). In such event, (i) the right of Investor and such Holders to include Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon Investor's and such Holders' participation in such underwriting on the terms set forth herein and
(ii) Investor and each such Holder, in connection with its including Registrable Securities in such registration, shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If Investor or any such Holder, in connection with its requested inclusion of its Registrable Securities in such registration as provided above, disapproves of the terms of the underwriting, Investor and such Holder may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting.

          (c) If the managing underwriter in any such registration advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by Persons other than Investor and any such Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated amongst Investor and such Holders on a pro rata basis in proportion to the percentage of the aggregate number of Registrable Shares requested to be registered by Investor and such Holders in accordance herewith. Notwithstanding the foregoing or anything else herein to the contrary, the rights granted hereby to the Investor and all Holders are subordinate and subject to the prior rights granted pursuant to that certain Amended and Restated Investor Rights Agreement, dated November 2, 2005, by and among the Company and the persons listed on the signature pages thereto, and to the extent the rights granted hereunder are in any way inconsistent or in conflict with the rights granted pursuant to that agreement the rights granted pursuant to that agreement shall have priority and control.

     2.2 Registration Expenses.

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 2.3(h) hereof), (ii) printing expenses, including, without limitation, printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority of


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the Registrable Securities included in such Registration Statement, (iii)
messenger, telephone and delivery expenses relating to the performance of the Company's obligations hereunder, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 2.3(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing all such Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all taxes, underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it pursuant to the Registration Statement, and the Company shall not be responsible for the fees and expenses of any counsel for the managing underwriter or underwriters, if any.

          (b) The Company shall reimburse the Holders of the Registrable Securities being registered on the Registration Statement in accordance herewith for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the Registrable Securities to be included in such Registration Statement.

     2.3 Registration Procedures.

     In connection with the filing of a Registration Statement pursuant to and as described in Section 2 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

          (a) Before filing the Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that are incorporated by reference or deemed to be incorporated by reference therein), furnish to and afford a single counsel of the Holders of the Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least five (5) Business Days prior to such filing, or such later date as is reasonable under the circumstances). The Company shall not file the Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority of the Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters, if any, shall reasonably object.

          (b) Cause the Prospectus included in such Registration Statement to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.


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          (c) Notify the Selling Holders, a single counsel to such Holders
(chosen in accordance with Section 2.2(b) and the managing underwriter or underwriters, if any, promptly (but in any event within two (2) Business Days),
(i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, to the extent included therein and excluding documents incorporated or deemed to be incorporated by reference and exhibits),
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company's determination that a post-effective amendment to the Registration Statement would be appropriate.

          (d) Use all reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use all reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment, and provide immediate notice to the Selling Holders and the managing underwriter or underwriters, if any, of the withdrawal of any such order.

          (e) If requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), or such Holders reasonably determine is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

          (f) Furnish to each Selling Holder, a single counsel to such Holders (chosen in accordance with Section 2.2(b)) and the managing underwriter or underwriters, if any, at the sole expense of the Company, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules to the extent included therein, excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits.


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          (g) Deliver to each Selling Holder, a single counsel to such Holders
(chosen in accordance with Section 2.2(b)) and the managing underwriter or underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto, excluding any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second paragraph of
Section 2.3(q) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the managing underwriter or underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, to use best efforts to register or qualify, to the extent required by applicable law, and to cooperate with the Selling Holders and the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of California, Delaware, New York and Texas; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 2.3(h), keep each such registration or qualification (or exemption therefrom) effective through the termination of the offering registered pursuant to such Registration Statement and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that, unless arising due to the acts or omissions of the Company or its employees or agents, the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the Selling Holders and the managing underwriter or underwriters, if any, and their respective counsel to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

          (j) Upon the occurrence of any event contemplated by Section 2.3(c)(ii), 2.3(c)(iii) or 2.3(c)(iv) hereof, and except as set forth in Section 2.4, as promptly as practicable prepare and (subject to Section 2.3(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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          (k) In connection with any underwritten offering of Registrable
Securities pursuant to a Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the managing underwriter or underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the managing underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; and (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72. The above shall be done as and to the extent required by such underwriting agreement.

          (l) Make available for inspection by any managing underwriter or underwriters participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any Selling Holder of such Registrable Securities being sold, solely to the extent requested in connection with such sale, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any


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transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this Section 2.3(l)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

          (m) Provide (i) the Holders of the Registrable Securities to be included in such Registration Statement and not more than one counsel for all the Holders of such Registrable Securities chosen in accordance with Section 2.2(b) the reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto, it being understood that such participation shall be limited to reviewing and commenting on such documents in accordance with Section 2.3(a) hereof, (ii) the managing underwriter or underwriters (which term, for purposes of this Registration Rights Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (iii) the sales or placement agent, if any, thereof, and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

          (n) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve (12) month period (or ninety
(90) days after the end of any twelve (12) month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve (12) month periods.

          (o) Cooperate with each Selling Holder of Registrable Securities covered by the Registration Statement and the managing underwriter or underwriters, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU") as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of
Section 2.3(m) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

          (p) Use all reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.


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     Each Holder agrees, by acquisition of the Registrable Securities, that no
Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with all information reasonably requested by the Company or any managing underwriter pursuant to Section 2.2(a) hereof and the information set forth in the next sentence. Each Selling Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not misleading and any other information regarding such Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

     The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such additional information regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such registration the Registrable Securities of any Selling Holder if such Holder fails to furnish such additional information within twenty (20) Business Days after receiving such request and, in any case, the Company may exclude from such registration the Registrable Securities of any Selling Holder who fails to furnish such additional information until such information is so furnished. Each Selling Holder as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon the happening of any event of the kind described in Section 2.3(c)(ii), 2.3(c)(iii) or 2.3(c)(iv) hereof and as set forth in Section 2.4, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

     2.4 Adverse Disclosure. Notwithstanding anything in this Agreement to the contrary, in the event the Company reasonably determines that it is advisable to suspend use of a Prospectus included in a Registration Statement because continued use would require Adverse Disclosure, the Company shall notify, in writing, all Selling Holders to such effect and, upon receipt of such written notice, each such Selling Holder shall immediately discontinue any sale of Registrable Securities pursuant to such Registration Statement until such Selling Holder has received copies of a supplemental or amended Prospectus or until such Selling Holder is advised


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in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this
Section 2.4 to suspend sales of Registrable Shares for a period in excess of sixty (60) consecutive days or a total of ninety (90) days in any 365-day period; provided that the Company may suspend such sales for a period of up to ninety (90) consecutive days (and a total of 120 days in a 365-day period) if the reason for the continued suspension beyond sixty (60) days relates solely to the preparation of financial statements required to be filed in accordance with
Item 9.01 of Form 8-K under the Exchange Act (in which event the Company shall use its best efforts to cause such financial statements to be prepared as promptly as reasonably practicable in the circumstances), and such suspension period shall automatically terminate two (2) Trading Days after the filing of such financial statements.

     2.5 Termination of Registration Rights. The rights granted to any Holder pursuant to this Section 2 shall terminate upon the effectiveness of the third
(3rd) Registration Statement including Registrable Shares held by such Holder or such earlier date as all the Registrable Securities can be sold under Rule 144 in a 90-day period.

3. Indemnification.

     The Company agrees to indemnify and hold harmless (a) each Holder (which, for the absence of doubt, for purposes of this Section 3 shall include the Investor); (b) each Person, if any, who controls (within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this Section 3(b) being hereinafter referred to as a "Controlling Person"); (c) the respective officers, directors, partners, employees, representatives, assigns, heirs and agents of any Holder (including any predecessor holder) or any Controlling Person (any person referred to in clause (a), (b) or (c) may hereinafter be referred to as an "Indemnified Holder"), from and against any losses, claims, damages or liabilities, joint or several, or any actions or proceedings with respect thereof, to which such Indemnified Holder may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, including any document incorporated by reference therein, or any amendment or supplement thereto or any related preliminary prospectus or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable under this paragraph, (x) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any such Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus in reliance upon and in conformity with written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for use in therein or (y) with respect to any untrue statement or alleged untrue statement, or omission or alleged omission made in any preliminary prospectus if the person asserting any such loss, claim, damage or liability who purchased Registrable Securities which are the subject thereof did not receive a copy of the Prospectus (or of the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis) at or prior to the written confirmation of the sale of such Registrable Securities to such person and, in any case where such delivery is required by applicable law and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the Prospectus (or the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis). The Company shall notify such Indemnified Holder in writing promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or such Indemnified Holder.

     The Company agrees to reimburse each Indemnified Holder upon demand for any legal or other out-of-pocket expenses, as incurred, by such Indemnified Holder in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Registrable Securities, if such Indemnified Holder is, or is reasonably likely to become, a party to any action or proceeding. In the event that it is finally judicially determined that an Indemnified Holder was not entitled to receive payments for legal and other expenses pursuant to this paragraph, such Indemnified Holder will promptly return all sums that had been advanced pursuant hereto.

     Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the indemnity provided in the first paragraph of this Section 3 from the Company to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either of the first and third paragraphs of this Section 3, such Person (the "Indemnified Person") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing. No indemnification provided for in the first or third paragraphs of this Section 3 shall be available to any Person who shall have failed to give notice as provided in this paragraph if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Person or Persons from any liability which it or they may have to the Indemnified Person for contribution or otherwise than on account of the provisions of the first and third paragraphs of this Section 3. In case any such proceeding shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person and shall pay as incurred (or within thirty (30) days of presentation) the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Person shall pay as incurred (or within (30) days of presentation) the fees and expenses of the counsel retained by the Indemnified Person in the event (a) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel, (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (c) the Indemnifying Person shall have failed to assume the defense and employ counsel reasonably acceptable to the Indemnified Person within a reasonable period of time after notice of commencement of the action. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Persons. Such firm shall be designated in writing by a majority of the Registrable Securities in the case of parties indemnified pursuant to the first paragraph of this Section 3 and by the Company in the case of parties indemnified pursuant to the third paragraph of this
Section 3. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. In addition, the Indemnifying Person will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding.

     To the extent the indemnification provided for in this Section 3 is unavailable to or insufficient to hold harmless an Indemnified Person under the first or third paragraph of this Section 3 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, except by reason of the exceptions set forth in the first or third paragraphs of this Section 3 or the failure of the Indemnified Person to give notice as required in the fourth paragraph of this Section 3, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Indemnified Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Investor agree that it would not be just and equitable if contributions pursuant to the immediately preceding paragraph of this Section 3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim or enforcing any rights hereunder. Notwithstanding the provisions of this paragraph and the immediately preceding paragraph of this Section 3, (a) in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the offering or sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     Except as otherwise provided in this Section 3, any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Section 3 shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred (or within 30 days of presentation).

     The remedies provided for in this Section 3 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution agreements contained in this Section 3 shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling any of the Company and (c) acceptance of and payment for any of the Registrable Securities.

4. Rule 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, for so long as any Registrable Securities remain outstanding, it will use all reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 4 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

5. Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted Investor under Sections 2.1 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Investor, provided that: (a) such transfer may be effected in accordance with the Purchase Agreement and applicable securities laws, (b) such assignee or transferee is (i) an affiliated entity or constituent entity or retired entity of Investor, or (ii) an officer, director, member or shareholder or a subsidiary, parent or affiliated entity of Investor or Pencom Systems, Incorporated, or (iii) a family member or trust for the benefit of Investor who is an individual, (c) written notice is promptly given to the Company and (d) such transferee agrees to be bound by the provisions of this Agreement and the Purchase Agreement.

6. Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon each Investor and each Holder of Registrable Securities at the time outstanding, each future holder of all such securities, and the Company.

7. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Delaware with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

8. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

9. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or twenty-four (24) hours after confirmed transmission of a facsimile addressed (a) if to Investor, at Investor's address as set forth on the signature pages hereto, or at such other address as such Investor shall have furnished to the Company in writing in accordance with Section 12.4 of the Purchase Agreement, (b) if to any Holder, at such address as such Holder shall have furnished the Company in writing in accordance with this Section 9, or, until any such holder so furnishes an address to the Company, then to and at the address of the Investor, or (c) if to the Company, at its principal office.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Agreement to be executed as of the day and year first written above.

                                        "Company"

                                        MTI Technology Corporation


                                        By: /s/ Scott J. Poteracki
                                            ------------------------------------
                                        Name: Scott J. Poteracki
                                        Title: Chief Financial Officer and
                                               Secretary


                                        "Investor"

                                        Collective Technologies, LLC


                                        By: /s/ Edward C. Ateyeh, Jr.
                                            ------------------------------------
                                        Name: Edward C. Ateyeh, Jr.
                                        Title: President